        Exhibit 10.128

EXECUTION COPY

LETTER AGREEMENT

Effective as of October 31, 2007

Reference is made to (a) that certain Membership Interest Purchase and Contribution Agreement by and among Mr. Stanley C. Gale, SCG Holding Corp., Mack-Cali Realty Acquisition Corp. (“MCRAC”) and Mack-Cali Realty, L.P. (“MCRLP”) dated as of March 7, 2006 and as amended through the date hereof (the “Contribution Agreement”), and (b) that certain Non-Portfolio Property Interest Contribution Agreement by and among Mr. Stanley C. Gale, Mr. Mark Yeager, GCF II Investor LLC, The Gale Investments Company, LLC (“Gale Investments”), Gale & Wentworth Vreeland, LLC, Gale Urban Solutions LLC, MSGW-ONE Campus Investors, LLC, MCRAC and MCRLP dated as of May 9, 2006 (the “Non-Portfolio Property Agreement”).  Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Contribution Agreement or the Non-Portfolio Property Agreement, as applicable.

WHEREAS, the undersigned parties have entered into a series of transactions pursuant to the Contribution Agreement and the Non-Portfolio Property Agreement with respect to the development, management and ownership of the real property that is the subject of such agreements; and

WHEREAS, the undersigned parties desire to enter into this Letter Agreement to memorialize the understanding of the parties with respect to certain elements of the subject transactions and to make certain revisions to such agreements.

NOW, THEREFORE, for and in consideration of the amounts set forth herein below, the mutual promises herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Assignment and Assumption of M-C Belmar, LLC Membership Interests.

a.
Mack-Cali Belmar Realty, LLC (“Mack Belmar”), the owner of a 99.9% Percentage Interest in M-C Belmar, LLC, a Delaware limited liability company (“M-C Belmar”), without representation or warranty except as set forth herein, hereby sells, transfers, assigns, delivers and conveys to Gale Investments its successors and assigns, all rights, title and interests in and to a 49.8% Percentage Interest in M-C Belmar (the “Transferred Interests”), and Gale Investments hereby accepts the Transferred Interests from Mack Belmar, it being expressly understood and agreed that such transfer is without assumption of any rights, obligations and liabilities of Mack Belmar heretofore or hereafter accrued with respect to the Transferred Interests under or pursuant to that certain Limited Liability Company Operating Agreement of M-C Belmar dated as of June 15, 2006 (the “M-C Belmar Operating Agreement”) and as hereinafter amended to reflect the transaction set forth herein.

b.
For and in consideration of the Transferred Interests, each member of M-C Belmar hereby agrees to a restatement of its capital account balance and to modify the terms of the M-C Belmar Operating Agreement relating to the distribution of Net Cash Flows (as defined in the M-C Belmar Operating Agreement) as follows (collectively, the “Amended Belmar Interests”):

i.	The capital account of Mack Belmar in M-C Belmar shall be debited $2,000,000;

ii.	The capital account of Gale Investments in M-C Belmar shall be credited with a deemed contribution of $2,000,000 (the “Gale Contribution Amount”);

iii.	Mack Belmar’s right to receive the CLI Investor Preferential Return shall be terminated;

iv.	The distribution of Net Cash Flows shall be payable:

1.	First, to Mack Belmar until it shall have received payments of Net Cash Flows equal to the aggregate amount of all funds invested by Mack Belmar in M-C Belmar less the Gale Contribution Amount;

2.	Second, to Gale Investments until it shall have received payments of Net Cash Flows equal to the Gale Contribution Amount; and

3.	Thereafter, to Mack Belmar and Gale Investments in accordance with their respective Payout Percentages (as defined in the M-C Belmar Operating Agreement).

c.
The parties hereto shall negotiate in good faith to modify the M-C Belmar Operating Agreement so as to effect the intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated to the greatest extent possible, it being expressly understood that Mack Belmar shall remain the majority holder of the Percentage Interests in M-C Belmar and continue to exercise sole management control of M-C Belmar.

2.
Acceleration of Earnout Payments.  Notwithstanding anything to the contrary in that certain Amendment No. 8 to the Contribution Agreement dated as of May 23, 2007, it is expressly understood and agreed by MCRLP and the Sellers that the aggregate $6,000,000 in payments due to the Sellers from MCRLP in two equal installments on May 9, 2008 and May 9, 2009 pursuant to Section 2.02(c) of the Contribution Agreement, as amended, shall be deemed to be paid in full on the date hereof and shall consist of the following:

a.	$4,000,000 in cash to be paid by MCRLP or its affiliate to the Sellers; and

b.	The issuance of the Transferred Interests in consideration of the Amended Belmar Interests.

it being expressly understood by the parties that these transactions shall be deemed accomplished by a wire transfer of immediately available funds of $4,000,000 by MCRLP or its affiliate to Gale Investments or its designated affiliate pursuant to wire transfer instructions attached hereto as Exhibit A.

3.	Excluded Assets.

a.
It is mutually acknowledged and agreed by the parties to this Agreement that any commissions (the “Commissions”) payable to The Gale Real Estate Advisors Company, L.L.C. (“Gale Advisors”) in connection with that certain Expansion Option Agreement by and between Gale 55 Corporate Associates II, LLC (“Gale II”) and Aventis Inc. (the “Expansion Option Agreement”) and pursuant to that certain Management/Leasing Agreement by and between Gale 55 Corporate Associates, LLC, The Gale Services Company, L.L.C. and Gale Advisors (the “Management Agreement”) in the amount of $2,336,891 are an Excluded Asset described in Section 5.11(c) of the Contribution Agreement. Upon exercise of the expansion option specified in the Expansion Option Agreement:

i.
If Gale II fails to pay all or any portion of the Commissions to Gale Investments, then MCRLP shall pay to Gale Investments or its designated successors or assigns up to one-half (1/2) of the amount of such unpaid portion of the Commissions (the “MCRLP Contribution”); provided, however, that the aggregate amount of MCRLP’s contributions for the payment of the Commissions, either directly through the payment of the MCRLP Contribution or indirectly through the funding of any capital call properly made for such purpose, shall not exceed $769,000.

ii.
MCRLP shall not, directly or indirectly through its affiliates and subsidiaries as a partner in Gale II, object to or block the payment of any Commissions and will consent to and fund any capital call properly made for the same; provided, however, that the aggregate amount of MCRLP’s contributions for the payment of the Commissions, either directly in the form of the MCRLP Contribution or indirectly through the funding of any capital call properly made for such purpose, shall not exceed $769,000.

iii.
If requested in writing by Gale Investments, MCRLP shall accept the payment of any Commissions on behalf of Gale Investments and distribute such Commissions in accordance with the written instructions of Gale Investments.

iv.	MCRLP hereby undertakes to pay to Gale Investments or its designated successors or assigns any portion of the Commissions received by MCRLP or any of its subsidiaries or affiliates.

v.
It is expressly understood and agreed by the parties to this Agreement that, except for the MCRLP Contribution, MCRLP shall have no obligation to take or cause to be taken any action to solicit the payment of the Commissions.

vi.
In the event that Aventis Inc. does not exercise its expansion option and Gale II becomes entitled to the $7,000,000 penalty payable to such entity under the terms of the Expansion Option Agreement, any portion of such penalty payable to MCRLP or any of its subsidiaries or affiliates shall not be considered an Excluded Asset and MCRLP shall be entitled to retain such penalty.

4.	Expense Reimbursements.

a.
MCRLP hereby waives and forfeits all rights, title and interest to any reimbursement under Section 7.07 of the Non-Portfolio Property Agreement only for services performed by Mark Yeager, whether prior to or after the date hereof.

b.
All other reimbursements under Section 7.07 of the Non-Portfolio Property Agreement for services performed by persons other than Mark Yeager, whether prior to or after the date hereof, shall continue in full force and effect in accordance with the terms thereof; provided, however, that such sum shall not be required to be paid currently, but shall accrue and include a carrying charge of 6% per annum, compounded monthly, commencing on the date hereof (the “Expense Accruals”).  The amount of the Expense Accruals shall be credited toward MCRAC’s Rock Cash Contribution under Section 2.03(f) of the Non-Portfolio Property Agreement in furtherance of MCRAC’s acquisition of the Rock GW Office Interests, subject to the satisfaction of all of the conditions of Section 2.06(b) of the Non-Portfolio Property Agreement.  If, as of May 9, 2009, the acquisition of the Rock GW Office Interests by MCRAC has not closed for any reason (other than a breach by MCRAC of its obligations under the Non-Portfolio Property Agreement), then:

i.
The then outstanding balance of the Expense Accruals, with accrued carrying charges through and as of May 9, 2009 or until paid, plus an additional $1,000,000 in cash, shall be paid by Gale/Yeager Investments LLC to MCRLP within three (3) business days; and

ii.	All other terms and conditions of the Non-Portfolio Property Agreement shall remain in full force and effect.

c.
Gale/Yeager Investments LLC hereby pledges to MCRLP, and grants to MCRLP a security interest in, Gale/Yeager Investments LLC’s interests in the Rock GW Office Interests, and any related rights to payment, profits, distributions in connection therewith, as the case may be, and all proceeds therefrom, including any securities and moneys received, whether now existing or acquired, as security for the prompt and complete performance of Gale/Yeager Investments LLC’s obligations under paragraph (b) of Section 4 of this Agreement.

5.
Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.  If any term or other provision of this Agreement is inconsistent or in conflict with a term or provision of any other oral or written agreement or arrangement between the parties hereto, the terms of this Agreement shall supersede all such prior agreements or arrangements.

6.
PFV Capital Call.  MCRLP hereby acknowledges and agrees that it will, either directly or indirectly through its affiliates and subsidiaries, consent to any capital call made under the operating agreements of The Gale PFV Investor Company, L.L.C., GMW Village Associates, LLC or GE/Gale Funding LLC relating to MCRLP’s interests in The Gale PFV Investor Company, L.L.C. for the purpose of paying accrued and unpaid management fees and expenses, regardless of when earned (collectively, the “PFV Accruals”).  MCRLP, either directly or indirectly through its affiliates and subsidiaries, will consent to and fund any capital call properly made for the purpose of paying the PFV Accruals, and in the event of such a capital call, MCRLP further undertakes to pay to Gale Investments or its designated successors or assigns Gale Investments’ portion of the PFV Accruals.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to its principles regarding conflicts of laws.

8.
Waiver.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

9.
Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

10.
Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

11.
No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed, as of the day and year first above written.

GCF II INVESTOR LLC

By:           /s/ Stanley C. Gale
Name:   Stanley C. Gale
Title:     Managing Member

THE GALE INVESTMENTS COMPANY, LLC

By:           /s/ Stanley C. Gale
Name:   Stanley C. Gale
Title:     Managing Member

GALE & WENTWORTH VREELAND, LLC

By:           /s/ Stanley C. Gale
Name:   Stanley C. Gale
Title:     Managing Member

GALE URBAN SOLUTIONS LLC

By:           /s/ Stanley C. Gale
Name:   Stanley C. Gale
Title:     Managing Member

MSGW-ONE CAMPUS INVESTORS, LLC

By:           /s/ Stanley C. Gale
Name:   Stanley C. Gale
Title:     Managing Member

SCG HOLDING CORP.

By:           /s/ Stanley C. Gale
Stanley C. Gale
Chief Executive Officer

STANLEY C. GALE

/s/ Stanley C. Gale

MARK YEAGER

/s/ Mark Yeager

MACK-CALI REALTY, L.P.

By:           Mack-Cali Realty Corporation, its general partner

By:           /s/ Mitchell E.  Hersh
Mitchell E. Hersh
President and Chief Executive Officer

MACK-CALI REALTY ACQUISITION CORP.

By:           /s/ Mitchell E.  Hersh
Mitchell E. Hersh
President and Chief Executive Officer

MACK-CALI BELMAR REALTY, LLC

By:           Mack-Cali Services, Inc., its sole member

By:           /s/ Mitchell E.  Hersh
Mitchell E. Hersh
President and Chief Executive Officer

M-C BELMAR, LLC

By:           Mack-Cali Belmar Realty, LLC, its Manager

By:           Mack-Cali Services, Inc., its sole member

By:           /s/ Mitchell E.  Hersh
Mitchell E. Hersh
President and Chief Executive Officer

GALE/YEAGER INVESTMENTS LLC

By:           /s/ Mark Yeager
Name:   Mark Yeager
Title:     Member